EXHIBIT 99.1

Investor and Media Inquiries:
Dave Faupel
dave.faupel@prth.com

Priority Technology Holdings, Inc. Announces First Quarter 2021 Financial Results

Strong First Quarter Performance with Ongoing Growth and Further Deleveraging
Pending Acquisition of Finxera Positions Significant Business Expansion
Capital Refinancing Strengthens the Balance Sheet and Liquidity

ALPHARETTA, GA – May 12, 2021 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), a leading payments technology company helping customers collect, store and send money, today announced its first quarter 2021 financial results.

Highlights of Consolidated Results

First Quarter 2021, Compared with First Quarter 2020

The first quarter 2020 includes results of the RentPayment business sold to MRI Software in September 2020. Financial highlights of first quarter 2021 compared with first quarter 2020, are as follows (gross profit, gross profit margin, and adjusted EBITDA are non-GAAP measures1):

•Revenue of $113.3 million increased 16.9% from $96.9 million.
•Gross profit of $31.4 million increased 2.8% from $30.6 million.
•Gross profit margin of 27.7% decreased from 31.5%.
•Income from operations of $4.5 million increased 27.2% from $3.6 million, including non-recurring expenses of $3.6 million and $1.4 million in first quarter 2021 and 2020, respectively.
•Diluted loss per share of $0.04 compares with a diluted loss per share of $0.09.
•Adjusted EBITDA of $18.0 million increased 13.9% from $15.8 million.
•Total net leverage ratio of 5.44x at March 31, 2021 decreased from 5.85x at December 31, 20201.

The first quarter 2021 results compared with first quarter 2020 results, excluding the RentPayment business sold in September 2020 and non-recurring expenses from both quarters2,3, are as follows:

•Revenue of $113.3 million increased 21.7% from $93.1 million.
•Gross profit of $31.4 million increased 16.0% from $27.1 million.
•Gross profit margin of 27.7% decreased 140 basis points from 29.1%.
•Income from operations of $8.2 million increased 132.9% from $3.5 million.
•Adjusted EBITDA of $18.0 million increased 37.0% from $13.1 million.

The Company announced during first quarter 2021 that it entered into an agreement to acquire Finxera Holdings, Inc. (“Finxera”). That acquisition is expected to close in third quarter 2021. In first quarter 2021, Finxera generated revenue of $16.8 million, gross profit of $15.6 million, and Adjusted EBITDA of $11.7 million. On a pro forma basis4, including first quarter results of Finxera, together with the April 2021 tuck-in reseller acquisition, first quarter 2021 financial results (excluding revenue and cost synergies) are as follows:

•Revenue of $130.1 million.
•Gross profit of $50.9 million.
•Gross profit margin of 39.2%.
•Adjusted EBITDA of $33.5 million.

(1) See “Non-GAAP Financial Measures” and the reconciliations of Gross Profit, Gross Profit Margin, and Adjusted EBITDA to their most comparable GAAP measures, and the calculation of Total Net Leverage Ratio as of March 31, 2021 provided below for additional information.
(2) See "Results With and Without RentPayment" for a summary of the results for the three months ended March 31, 2020, excluding the actual results of the RentPayment business sold in September 2020.
(3) See “Non-GAAP Financial Measures” for the details of non-recurring expenses for the three months ended March 31, 2021 and 2020.
(4) See "Pro Forma Results" for a presentation of first quarter 2021 results including the actual first quarter 2021 results of Finxera and the April 2021 acquisition.

“Our consistent focus on solving payment pain points for our customers and partners has driven us to achieve another powerful quarter on the heels of an excellent finish to 2020,” said Tom Priore, Chairman and Chief Executive Officer of Priority. “With the pending Finxera acquisition, we continue to build momentum towards fulfilling our mission to be the premier platform to collect, store and send money with a full breadth of payment and virtual banking capabilities. The future of digital commerce will be won by those with complete control of the payment rails for payment authorization, settlement, account ledgering and disbursement. We are well equipped to deploy those capabilities to activate new solutions, including payment facilitation, in new market segments quickly and at scale.”

Conference Call

Priority Technology Holdings, Inc.’s leadership will host a conference call on Thursday, May 13, 2021 at 11:00 a.m. EDT to discuss its first quarter financial results and business developments. Participants can access the call by Phone: US/Canada: (877) 501-3161 or International: (786) 815-8443.
Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/8k5v6qka and will also be posted in the “Investor Relations” section of the Company’s website at www.PRTH.com.

An audio replay of the call will be available shortly after the conference call until May 16, 2021 at 1:30 pm Eastern Time. To listen to the audio replay, dial (855) 859-2056 or (404) 537-3406 and enter conference ID number 4385375. Alternatively, you may access the webcast replay in the “Investor Relations” section of the Company’s website at www.PRTH.com.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Gross Profit and Gross Profit Margin

The Company’s non-GAAP gross profit metric represents revenues less costs of services. Gross profit margin is gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of gross profit to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended March 31,
	2021	2020

Revenues	$113,297	$96,933
Costs of Services	(81,863)	(66,364)
Gross Profit	$31,434	$30,569

Gross Profit Margin	27.7%	31.5%

EBITDA, Adjusted EBITDA and Consolidated Adjusted EBITDA

EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses (“EBITDA”). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. Consolidated adjusted EBITDA, which is a liquidity measure used in determining our total net leverage ratio, is adjusted EBITDA further adjusted for items specified in the definition of consolidated adjusted EBITDA within our debt agreements, which include the pro-forma impact of acquisitions and dispositions and other specified adjustments. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

We review the non-GAAP consolidated adjusted EBITDA to evaluate compliance with our total net leverage ratio at each measurement period. The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended March 31,
	2021	2020
Net loss (GAAP)	$(2,679)	$(5,869)
Interest expense	9,168	10,315
Income tax benefit	(2,231)	(1,233)
Depreciation and amortization	9,070	10,272
EBITDA (Non-GAAP)	13,328	13,485
Non-cash stock-based compensation	558	338
Selling, general and administrative	3,627	1,394
Debt modification expenses	—	376
Write-off of equity-method investment	—	211
Other non-operating expense	488	—
Adjusted EBITDA (Non-GAAP)	$18,001	$15,804

Reconciliation of Adjusted EBITDA to Consolidated Adjusted EBITDA for the last twelve months ended March 31, 2021 and the calculation of the Total Net Leverage Ratio at March 31, 2021 are provided below:

Adjusted EBITDA (Non-GAAP)	$72,530
Allowable Board fee add-back	1,500
Other adjustments	160
RentPayment adjusted EBITDA	(5,553)
Consolidated Adjusted EBITDA (Non-GAAP)	$68,637

Consolidated Total Debt at March 31, 2021:
Current portion of long-term debt	24,302
Long-term debt, net	350,667
Unamortized discounts and costs	4,135
	379,104
Less unrestricted cash	(5,827)
Consolidated Net Debt	$373,277

Total Net Leverage Ratio	5.44x

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

	(in thousands)
	Three Months Ended March 31,
	2021	2020	Segment

Selling, general and administrative expense:
Litigation settlement costs	$—	$2	Corporate
Certain legal fees and expenses	1,843	472	Corporate
Professional, accounting and consulting fees	1,784	24	Corporate
Acquisition transition services	—	896	Integrated Partners
	$3,627	$1,394

Salary and employee benefit expense:
Non-cash stock-based compensation	$95	$107	Consumer
Non-cash stock-based compensation	30	34	Commercial
Non-cash stock-based compensation	433	197	Corporate
	$558	$338

Other expenses, net
Debt modification expenses	$—	$376
Write-off of equity-method investment	—	211
Other non-operating expense	488	—
	$488	$587

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company’s outlook.

Pro-Forma Results

On a pro forma basis, including first quarter results of Finxera, together with the April 2021 tuck-in reseller acquisition, first quarter 2021 financial results (excluding revenue and cost synergies) are as follows:

	(in thousands)
	Three Months Ended March 31, 2021 (a)
	Priority	Finxera	Tuck-in Acquisition	Pro Forma
Revenues	$113,297	$16,769	$—	$130,066

Gross Profit	$31,434	$15,647	$3,855	$50,936
Gross Profit Margin	27.7%	93.3%		39.2%

Adjusted EBITDA	$18,001	$11,680	$3,855	$33,536

(a) Actual first quarter 2021 results of Priority, Finxera and the April 2021 tuck-in reseller acquisition.

About Priority Technology Holdings, Inc.

Priority is a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Priority’s enterprise operates from a purpose-built business platform that includes tailored customer service offerings and bespoke technology development, allowing the Company to provide end-to-end solutions for payment and payment-adjacent opportunities. Additional information can be found at www.PRTH.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, expected timing of the closing of Priority Technology Holdings, Inc.'s ("Priority", "we", "our", or "us") merger with Finxera Holdings, Inc. ("Finxera") and our 2021 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 31, 2021. These filings are available online at www.sec.gov or www.PRTH.com.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-

looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except per share amounts)	Three Months Ended March 31,
	2021	2020
REVENUES	$113,297	$96,933

OPERATING EXPENSES:
Costs of services	81,863	66,364
Salary and employee benefits	9,548	10,129
Depreciation and amortization	9,070	10,272
Selling, general and administrative	8,289	6,609
Total operating expenses	108,770	93,374

Income from operations	4,527	3,559

OTHER EXPENSES:
Interest expense	(9,168)	(10,315)
Other expenses, net	(269)	(346)
Total other expenses, net	(9,437)	(10,661)

Loss before income taxes	(4,910)	(7,102)

Income tax benefit	(2,231)	(1,233)

Net loss	$(2,679)	$(5,869)

Loss per common share:
Basic and diluted	$(0.04)	$(0.09)

Weighted-average common shares outstanding:
Basic and diluted	67,543	67,061

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Balance Sheets

(in thousands)	Unaudited
	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$5,827	$9,241
Restricted cash	58,933	78,879
Accounts receivable, net of allowance	50,886	41,321
Prepaid expenses and other current assets	4,083	3,500
Current portion of notes receivable, net of allowance	1,829	2,190
Settlement assets	1,220	753
Total current assets	122,778	135,884

Notes receivable, less current portion	5,084	5,527
Property, equipment, and software, net	23,791	22,875
Goodwill	106,832	106,832
Intangible assets, net	91,062	98,057
Deferred income taxes, net	48,996	46,697
Other non-current assets	1,949	1,957
Total assets	$400,492	$417,829

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$29,880	$29,821
Accrued residual commissions	30,300	23,824
Customer deposits and advance payments	5,488	2,883
Current portion of long-term debt	24,302	19,442
Settlement obligations	50,820	72,878
Total current liabilities	140,790	148,848

Long-term debt, net of current portion, discounts and debt issuance costs	350,667	357,873
Other non-current liabilities	8,790	9,672
Total long-term liabilities	359,457	367,545

Total liabilities	500,247	516,393

Stockholders' deficit:
Preferred stock	—	—
Common stock	68	68
Additional paid-in capital	7,257	5,769
Treasury stock, at cost	(2,388)	(2,388)
Accumulated deficit	(104,692)	(102,013)
Total stockholders' deficit	(99,755)	(98,564)

Total liabilities and stockholders' deficit	$400,492	$417,829

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
Unaudited

(in thousands)	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(2,679)	$(5,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of assets	9,070	10,272
Equity-classified and liability-classified stock-based compensation	558	338
Amortization of debt issuance costs and discounts	590	460
Deferred income tax benefit, net of change in allowance	(2,299)	(1,233)
Payment-in-kind interest	1,924	1,391
Other non-cash items, net	(64)	208
Change in operating assets and liabilities:
Accounts receivable	(9,575)	631
Settlement assets and obligations, net	(22,526)	(7,047)
Prepaid expenses and other current assets	(583)	390
Notes receivable	862	(927)
Accounts payable and other accrued liabilities	8,633	(3,541)
Customer deposits and advance payments	2,604	(1,647)
Other assets and liabilities, net	59	(680)
Net cash used in operating activities	(13,426)	(7,254)

Cash flows from investing activities:
Additions to property, equipment, and software	(2,754)	(2,281)
Acquisitions of intangible assets	(2,937)	(948)
Net cash used in investing activities	(5,691)	(3,229)

Cash flows from financing activities:
Repayment of long-term debt	(4,860)	(1,002)
Debt modification costs paid	—	(2,749)
Borrowings under revolving credit facility	—	3,500
Proceeds from exercise of stock options	617	—
Net cash used in financing activities	(4,243)	(251)

Net change in cash and restricted cash:
Net decrease in cash and restricted cash	(23,360)	(10,734)
Cash and restricted cash at beginning of period	88,120	50,465
Cash and restricted cash at end of period	$64,760	$39,731

PRIORITY TECHNOLOGY HOLDINGS, INC.
Reportable Segments' Results
Unaudited

(in thousands)	Three Months Ended March 31,
	2021	2020
Consumer Payments:
Revenue	$108,393	$86,031
Operating expenses	95,030	78,879
Income from operations	$13,363	$7,152
Operating margin	12.3%	8.3%
Depreciation and amortization	$8,579	$8,583

Key indicators:
Merchant bankcard processing dollar value	$11,871,939	$10,386,748
Merchant bankcard transaction volume	127,488	119,431

Commercial Payments:
Revenue	$3,500	$6,368
Operating expenses	3,909	5,604
(Loss) income from operations	$(409)	$764
Operating margin	(11.7)%	12.0%
Depreciation and amortization	$74	$76

Key indicators:
Merchant bankcard processing dollar value	$63,477	$72,677
Merchant bankcard transaction volume	38	25

Integrated Partners:
Revenue	$1,404	$4,534
Operating expenses	1,312	4,166
Income from operations	$92	$368
Operating margin	6.6%	8.1%
Depreciation and amortization	$129	$1,311

Key indicators:
Merchant bankcard processing dollar value	$11,372	$124,518
Merchant bankcard transaction volume	95	448

Income from operations of reportable segments	$13,046	$8,284
Less: Corporate expense	(8,519)	(4,725)
Consolidated income from operations	$4,527	$3,559
Corporate depreciation and amortization	$288	$302

Key indicators:
Merchant bankcard processing dollar value	$11,946,788	$10,583,943
Merchant bankcard transaction volume	127,621	119,904

PRIORITY TECHNOLOGY HOLDINGS, INC.
Results With and Without RentPayment
Unaudited

	(in thousands)
	First Quarter 2020
	Consolidated	RentPayment	Excl RentPayment

Revenues	$96,933	$3,844	$93,089

Operating Expenses:
Costs of services	66,364	374	65,990
Salary and employee benefits	10,129	539	9,590
Depreciation and amortization	10,272	1,216	9,056
Selling, general and administrative	6,609	1,159	5,450
Total operating expenses	93,374	3,288	90,086

Income from operations	3,559	556	3,003

Depreciation and amortization	10,272	1,216	9,056
Other income, net	241	—	241
Non-cash stock-based compensation	338	—	338
Legal and professional fees	496	—	496
Legal settlements	2	—	2
Acquisition integration services	896	896	—

Adjusted EBITDA	$15,804	$2,668	$13,136